Dated the 26th day of April 1997
                        --------------------------------

                          EURO TECH (FAR EAST) LIMITED

                                       AND

                             HUMAN INSURANCE BROKERS
                                 COMPANY LIMITED

                        --------------------------------

                                TENANCY AGREEMENT

                                       of

                             Office 2 on 15th Floor.
                        No. 180 Electric Road, Hong Kong.

                        --------------------------------

                        Commencement Date:    26.4.1997
                        Expiry Date:          25.4.1999
                        Rent Free Period:     From 26th April 1997 to
                                              31st May 1997 (Both days
                                              inclusive)
                        Term:                 TWO (2) YEARS
                                              (with an option to renew
                                              for a further term of
                                              ONE (1) YEAR)

                                 HASTINGS & CO.,
                             Solicitors & Notaries,
                           21/F, Bank of China Tower,
                               No. 1 Garden Road,
                                   Hong Kong.

                       Ref: YCT/E-5/ATY/97 (1991.38466) VH
                               VH/ama (TA(BUS).E5)

                                      INDEX

Page
----

 1     SECTION I AGREEMENT

 1     SECTION II RENT AND OTHER CHARGES

 2     1.    Rent
 2     2.    Rates
 2     3.    Utility Charges and Deposits
 2     4.    Production of Receipts

 2     SECTION III TENANT'S OBLIGATIONS

 2     1.    Compliance with Ordinances
 3     2.    Fitting Out Interior
 3     3.    Good Repair
 3     4.    Replacement of Windows
 3     5.    Repair of Electrical Installations
 4     6.    Good Repair of Toilets and Water Apparatus
 4     7.    Cleaning of Drains
 4     8.    Indemnity Against Loss/Damage from Interior Defects
 4     9.    Protection from Typhoon
 5     10.   Landlord to Enter and View
 5     11.   Repair on Receipt of Notice
 5     12.   Inform Landlord of Damage
 5     13.   Cleaning and Cleaning Contractors
 5     14.   Refuse and Garbage Removal
 5     15.   Service Lifts and Entrances
 6     16.   Directory Boards
 6     17.   Contractors Employees Invitees and Licensees
 6     18.   Regulations
 6     19.   Yield Up Premises and Reinstatement

 6     SECTION IV LANDLORD'S OBLIGATIONS

 7     1.    Quiet Enjoyment
 7     2.    Crown Rent
 7     3.    External Parts
 7     4.    Main Structure

 7     SECTION V RESTRICTIONS AND PROHIBITIONS

 7     1.    User
 8     2.    Installation and Alterations
 8     3.    Injury to Main Walls
 8     4.    Alteration to Exterior
 9     5.    Locks
 9     6.    Noise
 9     7.    Signs
 9     8.    Auction and Sales
 9     9.    Illegal Use
10     10.   Touting
10     11.   Sleeping or Domestic Use
10     12.   Plant. Machinery & Goods
10     13.   Obstructions in Passages
10     14.   Parking and Loading
10     15.   Goods and Merchandise Outside the Premises
11     16.   Pets and Infestation
11     17.   Subletting, Assigning
12     18.   Breach of Crown Lease, etc.
12     19.   Breach of Insurance Policy

12     SECTION VI EXCLUSIONS

12     1.    Lifts, Air conditioning, Utilities
12     2.    Fire and Overflow of Water
13     3.    Security

13     SECTION VII ABATEMENT OF RENT

13     SECTION VIII DEFAULT

14     1.    Default
14     2.    Interest
14     3.    Acceptance of Rent
15     4.    Acts of Employees Invitees and Licensees
15     5.    Distraint

15     SECTION IX DEPOSIT

15     1.    Deposit
16     2.    Repayment of Deposit
16     3.    Assignment of the Premises

16     SECTION X REGULATIONS

16     1.    Introduction of Regulations
16     2.    Conflict

17     SECTION XI INTERPRETATION AND MISCELLANEOUS

17     1.    Marginal Notes, Headings and Index
17     2.    Condonation not a Waiver
17     3.    Letting Notices
18     4.    Service of Notice
18     5.    Name of Building
18     6.    Gender
18     7.    Stamp Duty and Costs
18     8.    Management Agreement
18     9.    No premium paid

19     SECTION XII OPTION TO RENEW

19     SECTION XIII RENT FREE PERIOD

20     FIRST SCHEDULE
21     SECOND SCHEDULE
22     THIRD SCHEDULE
23     SIGNATURES

                                    SECTION 1

                                    AGREEMENT

THIS AGREEMENT is made the 26th day of April One Thousand Nine Hundred and Ninety-Seven BETWEEN the parties named and described as Landlord in Part I of the First Schedule hereto (hereinafter called "the Landlord which expression shall where the context admits includes its successors and assigns) of the one part and the party named and described as Tenant in Part I of the First Schedule hereto (hereinafter called "the Tenant") which expression shall where the context admits include its successors and permitted assigns) of the other part.

NOW IT IS AGREED as follows:-

The Landlord shall let and the Tenant shall take ALL THOSE the Premises (hereinafter called "the Premises") forming part of all that Building (hereinafter called "the Building") which the Premises and the Building are more particularly described and set out in Part II of the First Schedule attached hereto TOGETHER with the furniture fixtures fittings and equipment (hereinafter called "the Furniture") more particularly described and set out in the Third Schedule AND TOGETHER with the use in common with the Landlord and all others having the like right of the entrances staircases landings passages, toilets and other common facilities in the Building in so far as the same are necessary for the proper use and enjoyment of the Premises and except in so far as the Landlord may from time to time restrict such use AND TOGETHER with the use in common as aforesaid of the lift service and air cooling services (if any) during such hours as the same shall be operating for the term set forth in Part III of the First Schedule hereto YIELDING AND PAYING therefore throughout the said term the rent and other charges as are set out in Part I and Part II of the Second Schedule hereto which sums shall be payable exclusive of rates and in advance clear of all deductions on the first day of each calendar month the first and last of such payments to be apportioned according to the number of days in the month included in the said term.

                                   SECTION II

                             RENT AND OTHER CHARGES

The Tenant agrees with the Landlord as follows:-

(1)   Rent

      (a) To pay the said rent as set out in Part I of the Second Schedule monthly in advance on the 1st day of each and every calendar month.


    HONG KONG                          STAMP DUTY
      995.00                            -7.5.97
                                       HONG KONG
$_________(cent)
STAMP DUTY PAID

      (b) To pay in advance on the 1st day of each and every calendar month, subject to review, the management fees as set out in Part II of the Second Schedule.

(2)   Rates

      To pay and discharge punctually all rates taxes assessments duties impositions charges and outgoings whatsoever now or hereafter to be imposed or levied on the Premises or upon the owner or occupier in respect thereof by the Government of Hong Kong or other lawful authority (Crown Rent and Property Tax alone excepted).

(3)   Utility Charges and Deposits

      To pay and discharge all deposits and charges in respect of gas water electricity (including electricity consumed by the air conditioning units inside the Premises) and telephone as may be, shown by or operated from the Tenant's own metered supply or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the Premises.

(4)   Production of Receipts

      To produce to the Landlord on demand all receipts for rates and other outgoings which are paid by the Tenant in accordance with the terms and conditions hereof.

                                   SECTION III

                              TENANT'S OBLIGATIONS

(1)   Compliance with Ordinances

            To obey and comply with and to indemnify the Landlord against the breach of all ordinances, regulations, by-laws, rules and requirements of any Governmental or other competent authority relating to the use and occupation of the Premises, or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant and without prejudice to the foregoing to obtain any licence approval or permit required by any Governmental or other competent authority in connection with the Tenant's use or occupation of the Premises prior to the commencement of the Tenant's business and to indemnify the Landlord against the consequences of a breach of this provision.

(2)   Fitting Out Interior

      To fit out the interior of the Premises in accordance with such plans and specifications as shall have been first submitted by the Tenant to and approved in writing by the

      Landlord or its appointed agents in a good and proper workmanlike fashion using good quality materials and to maintain the same throughout the said term in good condition and repair to the satisfaction of the Landlord. In the event of such approval being requested it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord any fee and/or cost incurred by the Landlord in obtaining the approval of its appointed agents, consultants and/or architects. In carrying out any approved work hereunder, the Tenant shall and shall cause his servants agents contractors and workmen to cooperate fully with the Landlord and all servants agents, contractors and workmen of the Landlord and with other tenants or contractors carrying out any work in the Building. The Tenant shall obey and cause his servants agents contractors and workmen to obey and comply with all instructions and directions which may be given by the Landlord's servants agents contractors and workmen or other authorised representatives in connection with the carrying out of such work.

(3)   Good Repair

      To keep all the Furniture and all the interior of the Premises including the flooring and interior wallpaper or other finishing material or rendering to walls floors and ceilings to the Premises (if any) and the Landlords fixtures and fittings therein and all additions thereto including all doors windows electrical installations and wiring light fittings suspended ceilings fire fighting apparatus piping and air conditioning ducting in good clean tenantable substantial and proper repair and condition (fair wear and tear excepted) and as may be appropriate from time to time properly painted and decorated and so to maintain the same at the expense of the Tenant, and to deliver up the same to the Landlord at the expiration or sooner determination of the said term in like condition.

(4)   Replacement of Windows

      To pay to or reimburse the Landlord the cost of replacing all broken or damaged windows or glass whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

(5)   Repair of Electrical Installations

      To repair or replace if so required by the appropriate companies or authorities under any ordinance or any statutory modification or re-enactment thereof or any Order in Council or regulation or by-law made thereunder by duly authorised contractors statutory undertakers or authorities as the case may be all the electricity wiring installations and fittings within the Premises and the wiring from the Tenants meter or meters to and within the same.

(6)   Good Repair of Toilets and Water Apparatus

      At the expense of the Tenant to maintain all toilets and water apparatus as are located within the Premises (or elsewhere if used exclusively by the Tenant his employees invitees and licensees) in good clean and tenantable state and in proper repair and condition (fair wear and tear excepted) at all times during the said term to the satisfaction of the Landlord and in accordance with all ordinances, regulations, by-laws, rules and requirements of any governmental or other competent authority.

(7)   Cleaning of Drains

      To pay on demand to the Landlord the cost incurred by the Landlord in cleaning and clearing any of the drains pipes or sanitary or plumbing apparatus choked or stopped up during the said term.

(8)   Indemnity against Loss/Damage from Interior Defects

      To be wholly responsible for any loss damage or injury caused to any person whomsoever directly or indirectly through the defective or damaged condition of any part of the interior of the Premises or any fixtures or fittings therein for the repair of which the Tenant is responsible hereunder or in any way owing to the spread of fire or smoke or the overflow of water from the Premises or any part thereof or through the act default or neglect of the Tenant his servants agents licensees or visitors and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all costs and expenses incidental thereto. and to effect adequate insurance cover in respect of such risks with an insurance company. The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and in all respects valid and subsisting.

(9)   Protection from Typhoon

      To take all reasonable precautions to protect the interior of the Premises from flood, storm or typhoon damage.

(10)  Landlord to Enter and View

      To permit the Landlord its agents and all persons authorised by it with or without workmen or others and with or without appliances at all reasonable times to enter upon the Premises to view the condition thereof and upon prior reasonable notice to the Tenant to take inventories of the fixtures and fittings and the Furniture therein and to carry out any work or repair required to be done provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if necessary.

(11)  Repair on Receipt of Notice

      To make good all defects and wants of repair to the Premises and the Furniture for which the Tenant may be liable within fourteen days from the receipt of notice from the Landlord to repair and make good the same, and if the Tenant shall fail to execute such works or repairs as aforementioned to permit the Landlord to enter upon the Premises and execute the same and the cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action.

(12)  Inform Landlord of Damage

      To give notice to the Landlord of any damage that may be suffered to the Premises and the Furniture and of any accident to or defects in the water and gas pipes (if any) electrical wiring or fitting, fittings fixtures or other facilities provided by the Landlord which may be known to the Tenant.

(13)  Cleaning and Cleaning Contractors

      To keep the Premises including inside of all windows and lights at all times in a clean and sanitary state and condition, and for the better observance hereof the Tenant shall only employ as cleaners of the Premises such persons or firms as may be approved by the Landlord. Such cleaners shall be employed at the expense of the Tenant.

(14)  Refuse and Garbage Removal

      To be responsible for the removal of refuse and garbage from the Premises to such location as shall be specified by the Landlord from time to time and to use only that type of refuse container as is specified by the Landlord or the management company of the Building (hereinafter collectively called "the Manager") from time to time. In the event of the Manager providing a collection service for refuse and garbage the same shall be used by the Tenant to the exclusion of any other similar service and the use of such service provided by the Manager shall be at the sole cost of the Tenant.

(15)  Service Lifts and Entrances

      To load and unload goods only at such times through such entrances and by such service lifts (if any) as shall be designated by the Manager for the purpose from time to time.

(16)  Directory Boards

      To pay the Manager immediately upon demand the cost of affixing repairing or replacing as necessary the Tenant's name in lettering to the directory boards (if any) exhibited on the ground floor entrance lobby of the Building, which shall be restricted to the name of the Tenant and limited to one name only.

(17)  Contractors Employees Invitees and Licensees

      To be liable for any act default negligence or omission of the Tenant's contractors, employees invitees or licensees as if it were the act default negligence or omission of the Tenant and to indemnify the Landlord against all costs claims demands expenses or liability to any third party in connection therewith.

(18)  Regulations

      To obey and comply with such Regulations as may from time to time be made or adopted by the Landlord in accordance with Section X hereof.

(19)  Yield Up Premises and Reinstatement

      To yield up the Premises and the Furniture with all fixtures fittings and additions therein and thereto at the expiration or sooner determination of this Agreement in good clean and tenantable repair and condition (fair wear and tear excepted) in accordance with the stipulations hereinbefore contained Provided That where the Tenant has made any alterations or installed any fixtures or additions to the Premises with or without the Landlord's written consent the Landlord may at its discretion require the Tenant at the Tenant's expense to reinstate or remove such alterations fixtures or additions or any part or portion thereof and make good and repair in a proper and workmanlike manner any damage to the Premises and the Landlord's fixtures and fittings therein as a result thereof before delivering up the Premises to the Landlord.

                                   SECTION IV

                             LANDLORD'S OBLIGATIONS

The Landlord agrees with the Tenant as follows:-

(1)   Quiet Enjoyment

      To permit the Tenant duly paying the rent and other charges hereby agreed to be paid on the days and in manner herein provided for payment of the same and rates and observing and performing the agreements stipulations terms conditions and obligations herein contained to have quiet possession and enjoyment of the Premises during the said term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

(2)   Crown Rent

      To pay the Crown Rent and Property Tax attributable to or payable in respect of the Premises.

(3)   External Parts

      To keep the external parts of the Premises in good and tenantable repair and condition at the expense of the Landlord.

(4)   Main Structure

      To repair and keep the main structure of the Building and every part of such main structure in proper and tenantable repair and condition as is reasonable for the continued occupation of the Premises by the Tenant when the Landlord receives notices from a competent authority requiring the Landlord to do so PROVIDED that the Landlord's liability hereunder shall not be deemed to have arisen unless and until written notice of any want of repair of the same shall have been previously given by the Tenant to the Landlord and the Landlord shall have failed to take steps to repair the same after the lapse of a reasonable time.

                                    SECTION V

                          RESTRICTIONS AND PROHIBITIONS

The Tenant hereby agrees with the Landlord as follows:-

(1)   User

      To use the Premises only for the purpose as set forth in Part V of the First Schedule hereto.

(2)   Installation and Alterations

      (a) Not without the previous written consent and approval of the Landlord and the relevant authorities to erect install or alter any fixtures partitioning or other erection or installation in the Premises or to make suffer or permit to be made any alterations or additions to the electrical wiring installation air condition ducting (if any) and lighting fixtures or any part thereof nor without the like consent to install or permit or suffer to be installed any equipment apparatus or machinery including any safe which imposes a weight on any part of the flooring in excess of that for which it was designed. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary.

      (b) In the event of the Tenant wishing to install private air-conditioning units in the Premises or any part thereof with the prior written consent of the Landlord the Tenant shall comply with the directions and instructions of the Landlord regarding installation and shall at its own expense be responsible for their periodic inspection maintenance and repair and for the replacement of defective wiring and the Tenant shall be strictly liable for any damage caused by the installation operation or removal of such units Provided further that in the event of undue noise vibration or heat being caused or generated by any air conditioning units installed hereunder the Landlord may require the Tenant to remove or replace such installations forthwith and to make good any loss or damage to the Premises or neighbouring premises caused thereby.

      (c) In carrying out any approved work hereunder the Tenant its servants agents contractors and workmen shall obey and comply with all instructions and directions which may be given by the Landlord or other authorised representatives in connection with the carrying out of such work.

      (d) Any fees or expenses incurred by the Landlord in connection with the giving of consents hereunder shall be borne by the Tenant.

(3)   Injury to Main Walls, etc.

      Not without the previous written consent of the Landlord to cut maim or injure or permit or suffer to be cut maimed or injured any doors windows walls beams structural members or any part of the fabric of the Premises nor any of the plumbing or sanitary apparatus or installations included therein.

(4)   Alteration to Exterior

      Save as provided in Section V Clause (7) hereof not to affix anything or paint or make any alteration whatsoever to the exterior of the Premises.

(5)   Locks

      Not without the consent previously obtained of the Landlord to install additional locks bolts or other fittings to the entrance doors or roller shutters or grille gate to the Premises or in any way to change or alter those already installed and in the event that consent is given under this Clause to immediately deposit with the Landlord keys to all such additional locks bolts or other fittings as may be approved for installation.

(6)   Noise

      Not to cause or produce or suffer or permit to be reproduced on or in the Premises any sound or noise (including sound produced by broadcasting from rediffusion, television, radio and any apparatus or instrument capable on producing or reproducing music and sound) or other acts or things in or on the Premises which is or are or may be a nuisance or annoyance to the tenants or occupiers of adjacent or neighbouring premises.

(7)   Signs

      Not to exhibit or display within or on the exterior of the Premises any writing sign signboard or other device whether illuminated or not which may be visible from outside the Premises nor to affix any writing sign signboard or other device in at or above any common area lobby landing or corridor of the Building. Provided that the Tenant shall at its own expense be entitled to have its name affixed in lettering and/or characters to a design and standard of workmanship approved by the Landlord on a signboard to be displayed outside the Premises. If the Tenant carries on business under a name other than its own name he shall be entitled to have that name displayed as aforesaid but the Tenant shall not be entitled to change the business name without the previous written consent of the Landlord and without prejudice to the foregoing the Landlord may in connection with any application for consent under this Clause require the Tenant to produce such evidence as it may think fit to show that no breach of Section V clause (19) has taken place or is about to take place.

(8)   Auction and Sales

      Not to conduct or permit any auction close down or similar sale of things or properties of any kind to take place on the Premises Provided that this provision shall not preclude the conduct of genuine periodic seasonal or promotional sales.

(9)   Illegal Use

      Not to use or cause permit or suffer to be used any part of the Premises for gambling or for any illegal immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the tenants or occupiers of adjacent or neighbouring premises or to carry on or commit or permit to be carried on or committed in the Premises any offensive trade or occupation.

(10)  Touting

      Not to permit any touting or soliciting for business or the distributing of any pamphlets notice or advertising matter outside the Premises or anywhere within the Building by way of the Tenant's servants agents or licensees.

(11)  Sleeping or Domestic Use

      Not to use the Premises or any part thereof as sleeping quarters or as domestic premises within the meaning of any ordinance for the time being in force or to allow any person to remain on the Premises overnight.

(12)  Plant, Machinery and Goods

      Not to install any plant or machinery in the Premises without having first obtained the written approval of the Landlord nor to keep or store or cause or permit or suffer to be kept or stored any hazardous or dangerous goods within the meaning of the any ordinance and the regulations thereunder or any statutory modification or re-enactment thereof.

(13)  Obstructions in Passages

      Not to place or leave or suffer or permit to be placed or left by any contractor employee invitee or licensee of the Tenant any boxes furniture articles or rubbish in the entrance or any of the staircases passages or landings of the Building used in common with other tenants or occupiers of other premises of the Building not in the exclusive occupation of the Tenant or otherwise encumber the same.

(14)  Parking and Loading

      Not to park in obstruct or otherwise use nor permit to be parked in obstructed or otherwise used by any employee agent or licensee of the Tenant those areas of the Building allocated to parking the movement of or access for vehicles or designated as loading/unloading areas other than in accordance with the Regulations made from time to time by the Manager.

(15)  Goods and Merchandise Outside the Premises

      Not to place expose or leave or permit to be placed exposed or left for display sale or otherwise any goods or merchandise whatsoever upon or over the ground outside the Premises.

(16)  Pets and Infestation

      Not to keep or permit or suffer to be kept any animals or pets inside the Premises and to take all such steps and precautions to the satisfaction of the Landlord to prevent the

      Premises or any part thereof from becoming infested by termites rats mice cockroaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant to employ at the Tenant's expense such pest extermination contractors as the Landlord may nominate and at such intervals as the Landlord may direct.

(17)  Subletting, Assigning

      Not to assign underlet or otherwise part with the possession of the Premises or any part thereof in any way whether by way of sub-letting lending sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer subletting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord. The Tenancy shall be personal to the Tenant named in the First Schedule to this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Clause:-

      (i) In the case of a Tenant which is a partnership the taking in of one or more new partners or the bankruptcy death insanity disability or retirement of an existing partner.

      (ii) In the case of a Tenant who is an individual (including a sole surviving partner of a partnership) the bankruptcy death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual.

      (iii) In the case of a Tenant which is a corporation any take-over reconstruction amalgamation merger liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has to have effective control thereof.

      (iv) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same.

      (v) The change of the Tenant's business name without the previous written consent of the Landlord which consent the Landlord may give or withhold at its discretion.

(18)  Breach of Crown Lease, etc.

      Not to cause suffer or permit any contravention of the provisions of the Crown Lease(s), Deed(s) of Mutual Covenant or Deed(s) of Covenant and/or Sub-Deed(s) of Mutual Covenant or Sub-Deed(s) of Covenant and the Management Agreement(s) (if any and whether incorporated therein or otherwise) or other deeds of a like nature including but not limited to the House Rules and Regulations for the time being relating to the Premises under which the Landlord holds the Premises and to indemnify the Landlord against any such breach.

(19)  Breach of Insurance Policy

      Not to cause or suffer or permit to be done any act or thing whereby the policy or policies of insurance on the Premises against loss or damage by fire or liability to third parties for the time being subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased, and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premiums thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach of this Clause.

                                   SECTION VI

                                   EXCLUSIONS

IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED that the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever:-

(1)   Lifts, Air-conditioning, Utilities

      In respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to any defect in or breakdown of the lifts and air-conditioning system, electric power and water supplies, or any other service provided in the Building, or

(2)   Fire and Overflow of Water

      In respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to the escape of fumes smoke fire or any other substance or thing or the overflow of water from anywhere within the Building, or

(3)   Security

      For the security or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord of watchmen and caretakers shall not create any obligation on the part of the Landlord as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant, nor shall the rent and other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of any of the foregoing.

                                   SECTION VII

                                ABATEMENT OF RENT

If the Premises or the Building or any part thereof shall at any time during the tenancy be destroyed or damaged or become inaccessible owing to fire water storm typhoon defective construction white ants earthquake subsidence of the ground or any calamity beyond the control of the Landlord and not attributable to the negligence or fault of the Tenant so as to render the Premises unfit for use or inaccessible and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if at any time during the continuance of this tenancy the Premises or the Building shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises or the Building then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall after the expiration of the then current month be suspended until the Premises or Building shall again be rendered accessible and fit for use Provided that should the Premises or the Building not have been reinstated in the meantime either the Landlord or the Tenant may at any time after three months from the occurrence of such damage or destruction or order give to the other of them one (1) month's notice in writing to determine this present tenancy and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such destruction or damage or order or of the Premises becoming inaccessible or unfit for use but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the rent payable hereunder prior to the coming into effect of the suspension.

                                  SECTION VIII

                                     DEFAULT

It is hereby expressly agreed and declared as follows:-

(1)   Default

      If the rent and/or the management fees payable hereunder or any part thereof shall be in arrear for fifteen (15) days after the same shall have become payable (whether formally demanded or not) or if the Tenant shall persistently delay in paying the rent and/or the management fee or if there shall be any breach or non-performance of any of the stipulations conditions or agreements herein contained and on its part to be observed or performed or if the Tenant shall become bankrupt or being a corporation go into liquidation (save for the purposes of amalgamation or reconstruction) or if the Tenant shall suffer execution to be levied upon the Premises or otherwise on the Tenant's goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the terms of this Agreement AND the deposit paid under SECTION IX Clause (1) shall be forfeited to the Landlord but without prejudice to the Landlord's right to claim any further damages which the Landlord shall have sustained or may sustain. All costs and expenses incurred by the Landlord in demanding payment of the rent and other charges aforesaid (if the Landlord elects to demand) arising out of this clause shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from any deposit held by the Landlord hereunder.

(2)   Interest

      Notwithstanding anything hereinbefore contained in the event of default in payment of the rent and the management fee for a period of fifteen (15) days from the date on which the same falls due for payment the Tenant shall further pay to the Landlord on demand interest on the amount in arrears at the rate of 2% per month calculated from the date on which the same becomes due for payment until the date of payment as liquidated damages and not as penalty provided that the demand and/or receipt by the Landlord of interest pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including the right of re-entry) exercisable under the terms of this Agreement.

(3)   Acceptance of Rent

      The acceptance of any rent by the Landlord hereunder shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed.

(4)   Acts of Employees Invitees and Licensees

      For the purpose of these presents any act default neglect or omission of any guest visitor servant contractor employee agent invitee or licensee of the Tenant shall be deemed to be the act default neglect or omission of the Tenant.

(5)   Distraint

      For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7)) and of these presents, the rent payable in respect of the Premises shall be and be deemed to be in arrear if not paid in advance at the time and in the manner hereinbefore provided for payment thereof.

                                   SECTION IX

                                     DEPOSIT

(1)   Deposit

      The Tenant shall on the signing hereof and at such other times (if any) during the term of tenancy hereby created as are specified in Part III of the First Schedule hereto deposit with the Landlord the sum or sums specified in Part IV of the First Schedule subject to reasonable increases Provided Always that the said deposit shall be equivalent to 3 times the amount of the monthly rental as security for the due payment of all sums of money payable hereunder and the due performance and observance by the Tenant of the terms and conditions on his part to be performed and observed herein contained and on the part of the Tenant to be observed and performed which said deposit shall be held by the Landlord throughout the currency of this Agreement free of any interest to the Tenant with the right for the Landlord (without prejudice to any other right of remedy hereunder) to deduct therefrom the amount of any rent rates and other charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the said agreements, stipulations obligations or conditions. In the event of any deduction being made by the Landlord from the said deposit in accordance herewith during the currency of this Agreement the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Agreement as hereinbefore provided but without prejudice to any right of action by the Landlord in respect of any aforementioned outstanding breach or non-observance or non-performance by the Tenant.

(2)   Repayment of Deposit

      Subject as aforesaid the said deposit shall be refunded to the Tenant by the Landlord without interest within thirty (30) days after the expiration or sooner determination of this Agreement and delivery of vacant possession to the Landlord and after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent rates and other charges and for any breach non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

(3)   Assignment of the Premises

      If the Landlord assigns the Premises to a third party (hereinafter called "the Purchaser"), the Landlord may upon completion of the said Assignment at any time thereafter transfer to the Purchaser the said deposit or any part thereof less any deduction which may be made by the Landlord pursuant to the terms of this Agreement in that event the Tenant shall within 14 days upon request by the Landlord at its own costs and expenses execute a novation agreement and/or such other documents of a similar nature for the purpose of transferring the said deposit and releasing the Landlord's liability in relation to the refund of the said deposit to the Tenant with the Landlord and/or the Purchaser in a form to be prescribed by the Landlord. The Landlord hereby expressly excepts and reserves unto itself the right, after as well as before the assignment of the Premises, to claim from the Tenant all arrears of rent and other moneys due and owing under this Agreement and all damages in respect of any breach of this Agreement. In the event where the Tenant fails or shall fail to execute a novation agreement and/or other documents of a similar nature as aforesaid for any reason whatsoever, the Tenant shall be deemed to have consented to the transfer of the said deposit or any part thereof and to have released the Landlord's liability in relation to the refund of the said deposit or any part thereof.

                                    SECTION X

                                   REGULATIONS

(1)   Introduction of Regulations

      The Landlord shall be entitled from time to time and by notice in writing to the Tenant to make introduce and subsequently amend adopt or abolish if necessary such Regulations as it may consider necessary for the proper operation and maintenance of the Building.

(2)   Conflict

      Such Regulations shall be supplementary to the terms and conditions contained in this Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and this Agreement the terms and conditions of this Agreement shall prevail.

                                   SECTION XI

                        INTERPRETATION AND MISCELLANEOUS

(1)   Marginal Notes, Headings and Index

      The Marginal Notes, Headings and Index are intended for guidance only and do not form a part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

(2)   Condonation not a Waiver

      No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance or non-performance by the Tenant at any time or times of any of the agreements stipulations terms and conditions herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

(3)   Letting Notices

      Notwithstanding anything herein contained, during the three months immediately before the expiration or sooner determination of the said term of tenancy the Tenant shall permit all persons having written authority from the Landlord or the Landlord's agent to enter and view the Premises and every part thereof at all reasonable times and the Landlord shall during such period be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require.

(4)   Service of Notice

      Any notice required to be served on the Tenant shall be deemed to have been validly served if delivered to or despatched by ordinary or registered post or left at the

      Premises or at the last known address of the Tenant. A notice sent by ordinary or registered post shall be deemed to be given at the time and date of posting.

(5)   Name of Building

      The Landlord reserves the right at any time and from time to time to change, alter, substitute or abandon the name of the Building at his sole discretion with any such name or style as it may determine provided that the Landlord shall have given the Tenant reasonable notice of its intention so to do and in respect thereof the Landlord shall not be liable in damages to the Tenant or be made a party to any other proceedings or for costs or expenses of whatsoever nature incurred by the Tenant as a result of such change.

(6)   Gender

      In this Agreement if the context permits or requires words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender, shall include the other of them.

(7)   Stamp Duty and Costs

      Each party shall bear its own costs of the preparation of this Agreement and its counterpart and the stamp duty thereon and the registration fee (if any) of the Urban Land Registry or the relevant New Territories Land Registry as the case may be shall be borne by the Landlord and the Tenant in equal shares.

(8)   Management Agreement

      The Tenant shall observe and comply with the provisions of the Management Agreement relating to the Building and shall indemnify the Landlord against the breach non-observance or non-performance thereof.

(9)   No premium paid

      The Tenant hereby declares that he has not paid any premium construction money or other consideration for the tenancy.

                                   SECTION XII

                                 OPTION TO RENEW

If the Tenant shall be desirous of taking a tenancy of the Premises for a further term of ONE (1) YEAR from the expiration of the said term hereby granted at the rent and on the terms and conditions hereinafter mentioned, it shall not less than seven (7) months before the expiration of the said term hereby granted give to the Landlord notice in writing of such its desire and if it shall have paid the rent hereby reserved and shall have performed and observed the stipulations conditions or agreements herein contained and on its part to be observed or performed up to the termination of the tenancy hereby created then the Landlord will let the Premises to the Tenant for the said further term of ONE (1) YEAR from the expiration of the said term hereby granted at the rental to be agreed by the parties within three (3) months from the expiration of this tenancy failing which at the prevailing market rent to be determined by a chartered survey or to be appointed by the Chairman of The Hong Kong Institution of Chartered Surveyors at the material time. The prevailing market rent shall be binding and conclusive. The chartered surveyor shall be deemed to act as an expert and not as an arbitrator in any determination made by him hereunder and his determination shall be conclusive and binding on all concerned. All the costs and expenses incurred in determining the prevailing market rent shall be borne and paid by the parties hereto in equal share. *In that event the parties shall execute another tenancy agreement that contains the same stipulations conditions or agreements as are herein contained except this Clause for renewal and the Tenant shall bear the whole costs of the preparation of the said another tenancy agreement and its counterpart and the stamp duty thereon and the registration fee (if any) of the Urban Land Registry or the relevant New Territories Land Registry as the case may be shall be wholly borne by the Tenant.

                                  SECTION XIII

                                RENT FREE PERIOD

The Tenant shall be granted a rent free period from the 26th day of April 1997 to the 31st day of May 1997 but subject to the observance of the following terms and conditions by the Tenant during the period of occupation of the Premises:-

(1) That the Tenant shall not use the Premises for any purpose other than for the purpose of decorating the Premises; and

(2) That the Tenant shall pay all rates, charges for electricity gas water air-conditioning (if any) and all other charges maintenance or management fees and outgoings in connection with the Premises as and from the 26th day of April 1997.

                      THE FIRST SCHEDULE ABOVE REFERRED TO

                                     PART I

Landlord    :     EURO TECH (FAR EAST) LIMITED (Chinese translation omitted)
                  whose registered office is situated at 18th Floor, Gee Chang
                  Hong Centre, 65 Wong Chuk Hang Road, Hong Kong.


Tenant      :     HUMAN INSURANCE BROKERS COMPANY LIMITED (Chinese translation omitted) whose registered office is situated at 17th Floor, Concord Commercial Building, No. 157 King's Road, North Point,
                  Hong Kong.

                                     PART II

Premises    :     Office 2 on 15th Floor, No. 180 Electric Road, Hong Kong.

                                    PART III

Term        :     TWO (2) YEARS commencing on the 26th day of April 1997 and expiring on the 25th day of April 1999.

                                     PART IV

Deposit     :     HONG KONG DOLLARS FIFTY-ONE THOUSAND NINE HUNDRED ONLY
                  (HK$51,900.00).

                                     PART V

User        :     The Premises shall be used by the Tenant for office use only.

                      THE SECOND SCHEDULE ABOVE REFERRED TO

                                     PART I

                               PARTICULARS OF RENT

HONG KONG DOLLARS SEVENTEEN THOUSAND THREE HUNDRED ONLY (HK$17,300.00) per calendar month payable as from the 1st day of June 1997.

                                     PART II

                          PARTICULARS OF OTHER CHARGES

The management fees shall be subject to review and shall be HONG KONG DOLLARS THREE THOUSAND ONE HUNDRED AND SEVENTY ONLY (HK$3,170.00) per calendar month payable as from the 26th day of April 1997.

                      THE THIRD SCHEDULE ABOVE REFERRED TO

                         2 split-typed air-conditioners

            AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by the Landlord by    )            For and on behalf of
Mr. Au Shek Sau, a director  )            EURO TECH (FAR EAST) LTD
                             )              (Chinese translation omitted)
                             )
                             )
                             )            /s/ [Illegible]
                             )            ---------------------------------
in the presence of:-         )                         Authorized Signature



                               /s/ Arthur Y. TSO
                                 Arthur Y. TSO
                              Solicitor, Hong Kong

SIGNED by the Tenant by      )            For and on behalf of
Ms. Wong Mo Kee,             )            HUMAN INSURANCE BROKERS CO., LTD.
an Accounts Manager          )              (Chinese translation omitted)
                             )
                             )
                             )            /s/ [Illegible]
                             )            ---------------------------------
in the presence of:-         )                         Authorized Signature


                               /s/ Arthur Y. TSO

                                 Arthur Y. TSO
                                    Solicitor
                                    Hong Kong

RECEIVED the day and year first above      )
written of and from the Tenant the sum     )
of HONG KONG DOLLARS FIFTY                 )
ONE THOUSAND NINE HUNDRED                  )
ONLY being the deposit money above         )
expressed to be paid by the Tenant to the  )HK$51,900.00
Landlord.                                  )============

                                        For and on behalf of
                                        EURO TECH (FAR EAST) LTD
                                          (Chinese translation omitted)


                                        /s/ [Illegible]
                                        ---------------------------------
                                                     Authorized Signature

                                      -------------------------------------

                                      The Landlord

Witness:-


                               /s/ Arthur Y. TSO

                                 Arthur Y. TSO
                                    Solicitor
                                    Hong Kong